Filed Pursuant to Rule 424(b)(5)

Registration No. 333-259447

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 23, 2021)

Up to $15,000,000

REKOR SYSTEMS, INC.

   13.25% Series A Prime Revenue Sharing Notes due December 15, 2026

 (Interest payable monthly)

Rekor Systems, Inc. is offering an aggregate principal amount of up to $15,000,000 of our 13.25% Series A Prime Revenue Sharing Notes due December 15, 2026 (the “Series A Notes”). This offering is being conducted on a “best efforts” basis. The Series A Notes are a new issuance by our company. There is no established trading market for the Series A Notes, and we do not expect a market to develop. We intend to pursue a listing of the Series A Notes for quotation on the OTCQX Best Market operated by the OTC Markets Group Inc. in the future, subject to qualification, and there is no assurance that the Series A Notes will be listed. Without an active trading market, the liquidity of the Series A Notes will be limited.

The Series A Notes are special revenue obligations of our company issued under a base indenture (the “base indenture”) by and between our company and Argent Institutional Trust Company, as trustee (the “Trustee”), as modified by the first supplemental indenture (the “first supplemental indenture”) and the second supplemental indenture (the “second supplemental indenture” and, together with the base indenture and the first supplemental indenture, the “Indenture”). Additional series of notes may be issued and secured under the Indenture. The Indenture creates a first priority security interest for the benefit of the holders of all notes issued under the Indenture, including the Series A Notes (the “Notes”) in that certain revenue account and moneys therein (the “Revenue Account”) held in the name of the Trustee, for the benefit of the holders of the Series A Notes and us, into which shall be deposited revenue from a pool of eligible “prime” revenue generating contracts with customers, which may include additions or replacements (the “Prime Revenue Contracts”) and any other amounts required to be paid to the Revenue Account by us as more fully described in the Indenture. Revenues and other moneys deposited in the Revenue Account shall be in amounts sufficient to pay interest when due on the Series A Notes for the next succeeding interest payment date and amounts sufficient to preserve the amounts required to be deposited to satisfy the Interest Reserve Requirement, as defined in the Indenture, and, if applicable, the Sinking Fund Requirement, as defined in the Indenture (hereinafter collectively referred to as the “Collateral”). Our wholly owned subsidiary, Southern Traffic Services, Inc. (“STS”) has entered into a Servicing Agreement with us and the Trustee under which STS will act as servicer for all Prime Revenue Contracts. Any additional amounts received under the Prime Revenue Contracts and deposited in the Revenue Account in excess of the amounts secured by the Indenture and fees payable to the Trustee and STS will be payable to us free and clear of any lien under the Indenture. To qualify as Prime Revenue Contracts, the contract obligor must be making current payments and have an investment grade rating. Prime Revenue Contracts must also provide for periodic payments either as long-term contracts for a term of more than three years or as shorter-term contracts that have a history of being automatically invoiced and renewed upon payment. The initial pool of Prime Revenue Contracts will consist of several separate contracts with five states, each of which has been rated at or above AAA/AA+/Aal for its respective unsecured general obligation debt by nationally recognized credit rating agencies.

Notes may not be issued under the Indenture unless a coverage test is met. The test requires the amount of outstanding Notes immediately following the issuance to be less than one-half of the value assigned to the revenues generated by the pool of contracts over a three-year period, as more fully described in this prospectus supplement. The Notes will rank effectively senior to our existing and future secured and unsecured debt with respect to the Revenue Account and moneys therein securing the Notes. As of September 30, 2023, our debt consisted of notes in the principal amount of approximately $14.9 million, of which $12.5 million was secured by other assets of our company. All interests in the Collateral previously held by existing holders of secured debt our company will be subordinated by such holders pursuant to a certain Subordination and Acknowledgment Agreement to be entered into.

Interest will accrue on the outstanding principal balance of the Series A Notes at the fixed interest rate of 13.25% per annum. We will pay interest on the Series A Notes on the 15th day of each month, beginning in the month next succeeding the month in which each Series A Note is issued, with partial payment on a pro rata basis for the first month, if appropriate. The Trustee will serve as trustee and paying agent for the Series A Notes.

We may redeem the Series A Notes at our option, in whole or in part at any time and from time to time, at the redemption prices described in this prospectus supplement, together with accrued interest to the date fixed for redemption, provided that the Series A Notes may not be redeemed prior to December 15, 2024. If a change of control triggering event occurs, as described in this prospectus supplement, we will be required to offer to repurchase the Series A Notes in cash at a price equal to 100% of the aggregate principal amount of the Series A Notes repurchased, plus accrued interest.

The Series A Notes will initially be issued by us to the investors in physical certificates. We will maintain the register of the Series A Notes until such time as the Series A Notes become Depository Trust Company (“DTC”) eligible and we are able to facilitate the Series A Notes in electronic book-entry form.

We intend to offer the Series A Notes at a minimum principal amount of $10,000 per Series A Note and in any larger denomination in an integral multiple of $5,000. The Series A Notes will be identical except for the principal amount.

The offering of the Series A Notes will commence on or about December 12, 2023 and will continue until the date that the full principal amount of Series A Notes has been sold or an earlier date determined by us in our sole discretion.

We are a smaller reporting company under Rule 405 of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the documents incorporated by reference herein and future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 3 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the prospectus.

	Per Series A Note	Total(2)
Public offering price	$10,000	$15,000,000
Selling agent commissions	-%	$-
Proceeds to Rekor, before expenses(1)	$10,000	$15,000,000

_________

(1)	We expect that the amount of expenses of the offering will be approximately $500,000, including professional, trustee and compliance fees and other costs of the offering.
(2)

The public offering price set forth above assumes that the maximum aggregate offering amount of $15,000,000 in cash proceeds is received by us, and does not include accrued interest. Interest on the Series A Notes will accrue from the respective issuance date of such notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

All Series A Notes are being offered by us subject to prior sale, when, as and if delivered to and accepted by us, and subject to certain other conditions. We reserve the right to withdraw, cancel or modify such offer and to reject any order in whole or in part.

The date of this prospectus supplement is December 12, 2023.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS SUPPLEMENT

On September 10, 2021, we filed with the Securities and Exchange Commission (“SEC”), a registration statement on Form S-3 (File No. 333-259447) using a “shelf” registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on September 23, 2021. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in the accompanying prospectus, for total gross proceeds of up to $350,000,000.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you.

We have not authorized anyone to provide you with any information or to make any representations other than those included or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus we may authorize for use in connection with this offering. If you receive any information not authorized by us, we take no responsibility for, and can provide no assurance as to the reliability of, such information. We are not making an offer to sell the securities offered hereby in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus we may authorize for use in connection with this offering is accurate as of any date other than its respective date, regardless of its time of delivery or any sale of the securities covered hereby. Our business, financial condition, results of operations and prospects may have changed since that date.

It is important for you to read and consider all of the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any relevant free writing prospectus we may authorize for use in connection with this offering in making your investment decision. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” on page S-29 and “Incorporation of Documents by Reference” on page S-29 of this prospectus supplement, before purchasing the Series A Notes.

We are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and any relevant free writing prospectus we may authorize for use in connection with this offering and the offering of the securities offered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any relevant free writing prospectus we may authorize for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby and the distribution of this prospectus supplement, the accompanying prospectus and any relevant free writing prospectus we may authorize for use in connection with this offering outside the United States. This prospectus supplement, the accompanying prospectus and any relevant free writing prospectus we may authorize for use in connection with this offering do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement, the accompanying prospectus and any relevant free writing prospectus we may authorize for use in connection with this offering by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, trademarks, tradenames, service marks and service names of Rekor Systems, Inc. and its subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information presented in greater detail elsewhere in this prospectus supplement and accompanying prospectus or incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before purchasing the Series A Notes. You should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, and the other incorporated documents, including “Risk Factors” herein and in such incorporated documents, as well as our consolidated financial statements, before purchasing the Series A Notes.

Unless the context otherwise requires, references to “Rekor,” the “Company,” “we,” “us” or “our” are to Rekor Systems, Inc., a Delaware corporation, together with its subsidiaries.

Overview of Our Business

Rekor was founded in 2017 and first entered the roadway intelligence business in 2019, with the acquisition of a company pioneering the development of computer vision software for roadway data collection and analysis. The software analyzes images and provides contemporaneous data about vehicles moving on the roadway, such as direction, speed, color, make, model license plate and other characteristics. The software uses a form of generative artificial intelligence (“AI”) that employs neural networks to filter and identify patterns within the images and is continuously updated through machine learning that expands its capabilities and allows it to adapt to changes in the vehicle pool and other elements of the roadway environment. Rekor has continued the development of this software and has also developed a proprietary supporting operating system, which we identify as Rekor OneTM. This system addresses privacy concerns and facilitates the analysis and distribution of relevant data to multiple users through edge processing and other techniques. Using Rekor OneTM, we can collect, aggregate and analyze roadway data in combination with data from other sources. This analysis provides insights that are distributed to a variety of customers through our own proprietary platforms, as well as through those provided by others. While our primary customers are located in North America, products and services we provide are currently used in over 90 countries around the world. Our primary customers include national, state and municipal public agencies, as well as large commercial users, who employ our products and services for traffic studies, transportation management, public safety, perimeter security and tolling, as well as parking system operations. Our ultimate vision is to become the premier provider of roadway intelligence and data-driven mobility insights in the world.

Our operations are conducted primarily by our wholly-owned subsidiaries Rekor Recognition Systems, Inc., Waycare Technologies, Ltd. (“Waycare”) and Southern Traffic Services, Inc. (“STS”). We integrated Waycare into our operations as part of a collaborative process of developing Rekor CommandTM, a platform used by traffic management centers. In addition to award winning incident management tools, Waycare brought us a valuable network of established third party data sources such as weather forecasts, transit schedules, event information and other data that provide insights through predictive analytics to our traffic management customers.

The acquisition of STS in 2022 allowed us to join forces with one of the leading data suppliers to state level Departments of Transportation (“DOTs”) in the United States. Throughout its history, STS has pioneered an increasingly popular “pay for data” model of conducting traffic studies for DOTs. Using our Rekor DiscoverTM platform, STS has been able to dramatically improve the quality, scope, efficiency and reliability of the data it supplies to DOTs. As more fully described under “Traffic Data Collection”, STS currently has contracts with several states, with a strong footprint in the Southeastern United States. We are currently engaged in discussions, including conducting proof of concept demonstrations, with more than 10 additional states to provide similar services.

A New Operating System for Roadways

We believe there is a significant need for the innovative products and services we have developed. The current condition of national transportation infrastructure systems is a matter of concern, particularly in the United States. According to a 2021 infrastructure report from the American Society of Civil Engineers (“ASCE”), U.S. infrastructure has been graded a C minus, indicating that there is significant and urgent need for improvement. Over 43% of the 4.3 million miles of U.S. roadways are rated in poor condition, which impacts the safety of drivers and passengers. The issue of congestion is also a serious concern, estimated to cost U.S. citizens $120 billion per year in economic and productivity losses. Transportation-related greenhouse gas emissions – motorists’ emissions, particularly when trapped in traffic – account for a significant proportion of the country’s total emissions and are a leading contributor to declining sustainability, which has far-reaching environmental impacts. Addressing the road infrastructure issue is imperative for both economic and ecological reasons. Further, more than 43,000 people lose their lives each year while using the nation’s transportation network of streets, roads and highways, which represents a failure in public safety and policy. On February 2, 2023, the U.S. Department of Transportation declared a national crisis and state of emergency for roadway safety and launched an urgent roadway safety call-to-action demanding stakeholders to commit to specific actions to reverse the spike in serious injuries and deaths on our roadways.

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To address urgent transportation issues and ensure the competitiveness of the U.S. economy, an unprecedented amount of funding has been made available from the federal government through the 2021 Infrastructure Investment and Jobs Act (“IIJA”), 2022 Inflation Reduction Act, and 2022 CHIPS and Science Act to create digitally-enabled transportation infrastructure that will provide public goods and new economic value. This represents a once-in-a-generation level of investment and bipartisan support for creating and scaling transportation digital infrastructure for the 21st century. Rather than completely rebuilding existing infrastructure, we expect the focus to be on using the power of funding and policymaking to leverage off previous investments by promoting new technology layers and facilitating access to digital infrastructure systems throughout the country.

We expect the deployment of sophisticated roadway intelligence systems to be a significant part of both planning for and implementing the infrastructure improvements necessary to meet these challenges. Our commitment to delivering mission-critical solutions for roadway intelligence is driven by our vision of creating smarter, safer and more sustainable streets for all communities. To achieve this vision, we strive to collect, connect and organize the world’s mobility data, harnessing its full potential to provide the most essential, real-time and predictive actionable mobility insights. We are working to make mobility data more accessible and useful for all responsible users, empowering our customers to make informed decisions and drive meaningful progress towards a better future. The ultimate objective is to adopt an augmented approach to existing physical infrastructure that blends the strengths of physical, digital and operational infrastructure with mobility data, including mobile phones, connected vehicles and roadway sensors. The ultimate goal is to enable and coordinate private and public collaboration through a digital-enabled mobility internet and operating system for the roadways that will advance smarter, safer and greener roadways for all.

Roadway Intelligence

Since the inception of our efforts, we have been dedicated to becoming a leader in roadway intelligence by collecting, connecting and organizing global mobility data. Today, our comprehensive portfolio offers multiple cutting-edge, AI-driven, edge-based Internet of Things (“IoT”) devices for roadside data collection, a vast array of curated and integrated data sets from a network of transportation ecosystem data providers, tailored platforms, applications and data streams that provide accurate, real-time and predictive actionable insights about moving objects on roadways.

We specialize in collecting and aggregating mobility-related data from multiple sources into our Rekor One™ roadway intelligence engine, transforming this data into knowledge and actionable insights, and securely distributing those insights to multiple users across our software platforms and applications. Our proprietary technologies use recent advances in artificial intelligence, machine learning, data analysis, edge processing and communications. They are designed to be integrated into existing roadway and roadway sensor infrastructure to deliver real-time and predictive analytics that address critical challenges in transportation management, public safety, urban mobility and other key commercial markets.

By applying a multi-layer architectural approach and protocols inspired by the Open System Interconnection (“OSI”) model, which was instrumental in creating computer operating systems in the 1970s and the internet in the 1980s, we are collaborating with members of the Rekor Partner Network to integrate various transportation infrastructure systems into a cohesive network of roadway intelligence assets and insights. This involves consolidating fragmented and disparate systems, as well as adding new layers of connectivity, to create a unified infrastructure. To achieve this goal, we are working closely with a wide range of stakeholders, including local, state and federal government agencies, law enforcement, transit providers, infrastructure owners/operators, automotive OEMs and technology and communications providers.

At Rekor, we are working to build a future for our customers where the mobility internet is interactive, generating and distributing real-time transportation intelligence to improve traffic management, public safety, maintenance, emergency services and planning agencies, as well as by connected and autonomous vehicles. Our primary objective has been and remains to develop a unique and differentiated suite of products and services that will play a central role in facilitating this process, while aligning with key partners in the transportation ecosystem to provide the most comprehensive view of roadways. We will continue to optimize our investments to uniquely combine physical and digital infrastructure that is foundational to a new operating system for the roadways. As agencies plan for and build the transportation network of the future, we expect to play a critical and disproportionately valuable role in meeting the essential need for real-time and predictive roadway intelligence.

Roadway Intelligence Powered by Rekor

Our cutting-edge technology and domain expertise gives us a position of strength in the emerging field of roadway intelligence. At the core of our roadway intelligence solutions is the Rekor One™ roadway intelligence engine, as illustrated below. It is through this engine, fueled by rich data and purpose-built to be a single source of truth to address diverse use cases, that we deliver a range of solutions that cater to public safety, urban mobility, transportation management and commercial markets. This engine facilitates the efficient collection, analysis and distribution of vast amounts of data, unlocking real-time and predictive operational insights. Within Rekor One™, our proprietary algorithms curate data from multiple sources, including edge-based IoT devices, existing roadway sensors and a growing network of transportation data partners, unlocking multiple additional data points. We use this data to generate multi-dimensional insights in real-time, and AI-driven predictive analytics that leverage patterns of what happened in the past so that we can forecast what will happen in the future. These insights enable our customers to make better-informed proactive decisions and achieve improved operational efficiency through strategic resource allocation.

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Our solutions can support diverse use cases, including real-time incident detection and response, data driven traffic operations and traffic management, proactive traffic calming around events, Federal Highway Administration (“FHWA”) mandated vehicle classification, counts, and speed collection and reporting, analytics for bicycle, pedestrians and other micro-mobility modes, patterns and hot spots for greenhouse gas emissions, high-definition video management and traffic surveillance, law enforcement and intelligence-based policing, citation management, contactless compliance and enforcement. With our advanced technology and domain expertise, we are well-equipped to serve multiple public agencies and private sector segments with comprehensive roadway intelligence.

Traffic Data Collection

We have been focused on the use of AI technology for roadway data collection since 2018. With the acquisition of STS in 2022, we joined forces with a pioneer in traffic data collection with over 30 years of experience and have focused on improving the accuracy, efficiency, and safety of their data collection activities.

Traffic data collection plays a critical role to all transportation decision making. Traffic data is collected by state DOTs, metropolitan planning organizations, cities, engineers and others to support traffic monitoring programs that provide critical information for roadway planning, congestion analysis, traffic forecasting, modeling, maintenance, design, operations safety analysis, environmental analysis, project evaluation and others.

Traffic data collection is mandated by the FHWA. State agencies collect some traffic data through programs that continuously count traffic at fixed locations. Other programs collect sample traffic counts during a specified period at various locations. Continuous count stations collect data 24 hours a day, 365 days a year and the agencies report the data to the FHWA on a monthly basis. Sample traffic counts (referred to as “portable” counts) are collected at various locations on a rotating basis to provide more geographic diversity. These counts can be for 24, 48 or 72 hours. The types of data collected for both temporary and continuous data collection include vehicle volumes, 13-bin vehicle classification and speed, among others.

Historically, data for temporary traffic counting has been conducted using rubber tubes across the road while continuous counting stations have been installed using inductive loops and piezos. This technology has not changed in decades and requires workers to enter roadways, which causes safety concerns. In the case of the inductive loops and piezos used for continuous count stations, it also requires digging up the roadway which can be very expensive and time consuming and, creates additional congestion.

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We believe that we are currently at the forefront of innovation when it comes to traffic data collection. Our innovative systems support both continuous and sampling data collection programs. The systems can collect and provide agencies with real-time traffic volumes, 13-bin vehicle classification and speed data using off road sensors for both continuous and temporary traffic data collection. In addition to collecting the traffic data required by the FHWA, our products can simultaneously fulfill additional missions such as origin and destination studies, license plate recognition for public safety, identification of electric vehicles for sustainability purposes, and many other uses. A description of the capabilities of our traffic data system, including estimates based on our internal traffic studies during 2022-2023 and operating features, is set forth below.

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Through STS, we have over 30 years of traffic data collection experience with a strong footprint in the United States, including existing customers such as DOTs in Georgia, South Carolina, Virginia, Florida and Ohio. We have begun the implementation of our advanced systems with these existing customers. In addition, we are currently in various stages of proof of concept studies with more than 10 additional states that have expressed interest in using our AI technology to improve the efficiency and safety of traffic data collection.

Corporate Information

We were incorporated in Delaware in February 2017. Our principal executive offices are located at 6721 Columbia Gateway Drive, Suite 400, Columbia, Maryland 21046. Our telephone number is (410) 762-0800 and our website address is www.rekor.ai.

The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase the Series A Notes.

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THE OFFERING

The following summary contains basic information about the Series A Notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Series A Notes, please refer to the section of this prospectus supplement entitled “Description of the Series A Notes.”

Notes Offered by Us:

Up to $15,000,000 aggregate principal amount of 13.25% Series A Prime Revenue Sharing Notes due December 15, 2026 (the “Series A Notes”), at par. The Series A Notes will be offered on a continuous basis.

The Series A Notes may not be issued in an aggregate principal amount that exceeds 50% of the value of revenues expected to be generated from the pool of eligible “prime” revenue generating contracts with customers (the “Prime Revenue Contracts”), determined by us as more fully described in this prospectus supplement.

Maturity Date:	December 15, 2026.

Interest Rate:	13.25% per annum, from the date of each issuance.

Interest Payment Dates:

Interest on the Series A Notes will be paid monthly on the 15th day of each month (the “Payment Date”), beginning in the month next succeeding the month in which the Series A Notes are issued, with partial payment on a pro rata basis for the first month, if appropriate.

Indenture:

We have entered into the Indenture with the Trustee. The Series A Notes are permitted to be issued in various principal amounts and secured under the Indenture on a parity basis with any additional series of notes (the “Notes”) that may be issued under the Indenture. The Series A Notes will be the initial series of Notes issued under the Indenture.

Minimum Purchase:	$10,000 minimum principal amount per Series A Note and in any larger denomination in an integral multiple of $5,000.

Early Redemption:

We may not redeem the Series A Notes prior to December 15, 2024. Thereafter, the Series A Notes will be redeemable at our option, in whole or in part at any time and from time to time, at a redemption price equal to 106% of the outstanding principal amount of the Series A Notes between December 16, 2024 and December 15, 2025, 103% of the outstanding principal amount of the Series A Notes between December 16, 2025 and December 15, 2026, and 100% of the outstanding principal amount of the Series A Notes thereafter, plus, in each case, accrued interest to, but excluding, the date of redemption. See “Description of the Series A Notes – Optional Redemption of the Series A Notes” on page S-17 of this prospectus supplement.

Change of Control Repurchase Event:

If a change of control triggering event occurs, as described in this prospectus supplement, we (or the acquirer, as the case may be) will be required to offer to repurchase the Series A Notes in cash at a price equal to 100% of the aggregate principal amount of the Series A Notes repurchased, plus accrued interest (unless we have previously exercised our option to redeem the Series A Notes). See “Description of the Series A Notes — Change of Control Offer” on page S-20 of this prospectus supplement.

Security:

The Series A Notes issued pursuant to the Indenture will be secured by a first priority security interest in that certain revenue account and moneys therein (the “Revenue Account”) held in the name of the Trustee, for the benefit of the holders of the Series A Notes and the Company, into which shall be deposited revenue generated from the Prime Revenue Contracts and any other amounts required to be paid to the Revenue Account by the Company as more fully described in the Indenture. Revenues and other moneys deposited in the Revenue Account shall be in amounts sufficient to pay interest when due on the Series A Notes for the next succeeding interest payment date and amounts sufficient to preserve the amounts required to be deposited to satisfy the Interest Reserve Requirement, as defined in the Indenture, and, if applicable, the Sinking Fund Requirement, as defined in the Indenture (hereinafter collectively referred to as the “Collateral”). Any additional amounts received under the Prime Revenue Contracts and deposited in the Revenue Account in excess of the amounts secured by the Indenture and fees payable to the Trustee and STS will be payable to the Company free and clear of any lien under the Indenture. See “Description of the Series A Notes — Eligible Prime Revenue Contracts” on page S-18 of this prospectus supplement.

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Ranking:

The Series A Notes will rank effectively senior to our existing and future secured and unsecured debt with respect to the Revenue Account and moneys therein securing the Series A Notes as described herein. As of September 30, 2023, our debt consisted of promissory notes in the principal amount of approximately $14.9 million, of which $12.5 million was secured by other assets of our company. All interests in the Collateral previously held by existing holders of secured debt of the Company will be subordinated by such holders pursuant to a certain Subordination and Acknowledgment Agreement to be entered into.

Manner of Offering:

This offering is being conducted by us on a “best efforts” basis by our officers and directors. There is no guarantee that any minimum amount will be sold in this offering. All offering expenses will be borne by us. If any broker-dealer or other selling agent is engaged to sell the Series A Notes, we will file a supplement to this prospectus supplement disclosing the names and compensation arrangements prior to any sales by such agent. The maximum commission to be received by any broker-dealer or other selling agent will not be greater than 3.5% of the gross proceeds from its sale of the Series A Notes. See “Plan of Distribution” on page S-22 of this prospectus supplement.

Offering Period:

The offering of the Series A Notes will commence on or about December 12, 2023 and will continue until the date that the full principal amount of Series A Notes has been sold or an earlier date determined by us in our sole discretion.

Use of Proceeds:

If we sell all $15,000,000 aggregate principal amount of the Series A Notes offered hereby, we estimate that the net proceeds of this offering will be approximately $14,500,000, after deducting estimated offering expenses payable by us. We intend to use the net proceeds, if any, from this offering for working capital, capital investments and other general corporate requirements, which may include product installations, research and development, financing the costs of acquiring or investing in competitive and complementary businesses, products and technologies, and other market expansion activities. We have entered into a letter of intent and are currently in discussions regarding the potential acquisition of a complementary business which may be consummated in the future.  Although such discussions are in the early stages, if such transaction is consummated, we expect that we may use up to approximately 50% of the net proceeds from this offering for such acquisition (assuming the sale of all $15,000,000 aggregate principal amount of the Series A Notes in this offering).  The completion of such potential acquisition is subject to ongoing diligence and the negotiation of a definitive agreement for such transaction and we cannot assure you that such transaction will be consummated or as to the final price to be paid for such transaction. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Revenue Account:

The Trustee has established the Revenue Account into which all revenues generated by the Prime Revenue Contracts will be deposited. The Trustee will make monthly payments pursuant to the Indenture from the Revenue Account as follows:

FIRST, pro rata (A) to the Trustee and each and every paying agent for the Series A Notes, any fees due and payable on such Payment Date and (B) all reasonable and documented out-of-pocket expenses and indemnification amounts owed to the Trustee and each and every paying agent;

SECOND, to the noteholders for interest due and payable on the Series A Notes;

THIRD, to STS, (A) the servicing fee due and payable on such Payment Date and (B) all reasonable and documented out-of-pocket expenses and indemnification amounts owed to STS pursuant to a servicing agreement among STS, our company and the Trustee (the “Servicing Agreement”); and

FOURTH, so long as no event of default has occurred and is continuing, any amount remaining in the Revenue Account after the above payment has been made which is in excess of the sum of the Interest Reserve Requirement, as defined in the Indenture, and, if applicable, the Sinking Fund Requirement, as defined in the Indenture, shall be paid to the Company, free and clear of any lien under the Indenture, which released funds to the Company may be used for any lawful purpose.

The Trustee shall distribute moneys from the Revenue Account to us only to the extent that no event of default has occurred and is continuing and an interest reserve in cash equal to at least three months’ interest on the outstanding principal amount of the Series A Notes is maintained.

In the event of any default by us under the terms of the Indenture, our STS operating subsidiary will be obligated to use its best efforts to (i) ensure the performance of each Prime Revenue Contract and (ii) take all steps necessary to continue to cause revenues from all Prime Revenue Contracts to be deposited in the Revenue Account, pursuant to the Servicing Agreement.

Revenue Coverage:

We will provide quarterly statements (“Quarterly Statements”) of the value of the revenues expected to be received from the Prime Revenue Contracts over the succeeding three-year period, certified by our Chief Financial Officer. At any time, and for as long as, the most recent Quarterly Statement shows the aggregate three-year contract value of the revenue expected to be generated by Prime Revenue Contracts (referred to as the “Aggregate Three-Year Revenue Value of the Pool”) is less than 170% of the principal amount of outstanding Notes, the cash balance required to be maintained in the Revenue Account will be increased each month so as to provide funds sufficient to amortize the principal amount due on each series of Notes in monthly installments by the respective due dates of each series.

Servicing Agreement:

STS has entered into the Servicing Agreement with us and the Trustee under which STS will act as servicer for all Prime Revenue Contracts. STS is our wholly-owned subsidiary and one of the leading data suppliers to state level DOTs in the United States. Under the Servicing Agreement, STS will preserve and protect the flow of Revenues under the Indenture and use its best efforts to ensure that all Prime Revenue Contracts are fully performed in the event of the occurrence and during the continuance of any event of default under the Indenture.

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Listing:

The Series A Notes are a new issuance by our company. There is no established trading market for the Series A Notes, and we do not expect a market to develop. We intend to pursue a listing of the Series A Notes for quotation on the OTCQX Best Market operated by the OTC Markets Group Inc. in the future, subject to qualification and there is no assurance that the Series A Notes will be listed. Without an active trading market, the liquidity of the Series A Notes will be limited.

Risk Factors:

Investing in the Series A Notes involves certain risks, including our ability to operate and perform the Prime Revenue Contracts to the satisfaction of the obligors. See “Risk Factors” and other information included in the prospectus supplement and the accompanying prospectus, as well as the specific factors set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequently filed Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, for a discussion of factors you should carefully consider before deciding to purchase any of the Series A Notes.

Physical Certificates:	The Series A Notes will initially be issued by us to investors in physical certificates.

Transfer Agent and Registrar:

We will act as our own transfer agent and maintain the register of our Series A Notes. We have not engaged a transfer agent as of the date of this prospectus supplement and do not intend to engage a transfer agent until such time as our Series A Notes become DTC eligible and we are able to facilitate our Series A Notes in electronic book-entry form.

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RISK FACTORS

An investment in the Series A Notes involves certain risks. In addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequently filed Quarterly Reports on Form 10-Q, each of which is incorporated by reference herein, as those risk factors are amended or supplemented by the other reports and documents we file with the SEC after the date of this prospectus supplement, and the following discussion of risks, before deciding whether purchasing the Series A Notes is suitable for you. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to Our Business

For a discussion of our business risks, please see the discussion of risks related to our business under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023.

Risks Relating to the Series A Notes and this Offering

Our ability to repay the Series A Notes depends on our ability to perform the Prime Revenue Contracts and our ability to sustain our future cash flow from operations generally.

Our ability to generate revenues from the Prime Revenue Contracts depends on the performance of those contracts and the willingness of the obligors to continue such contracts. Many of the obligors are governmental entities with broad cancellation rights and high performance expectations. If we do not generate revenues sufficient to maintain the required reserves in the Revenue Account, we may not have sufficient cash from other sources to replenish the reserves in order to pay the interest on the Series A Notes or repay the Series A Notes when due or upon redemption, repurchase or acceleration of the maturity date. Accordingly, to maintain the stream of revenues pledged to support the Series A Notes depends on our ability to continue to have sufficient future cash flow from viable operations during the term of the Series A Notes, which may require restructured operations or actions such as revising or delaying strategic plans, reducing or delaying capital expenditures, selling assets, restructuring or refinancing debt or seeking additional equity capital. We may not be able to effect any of these actions on satisfactory terms, or at all, if necessary. If we fail to repay the Series A Notes as required, it would constitute an event of default.

Although our obligations under the Series A Notes will be secured by the Revenue Account and moneys on deposit therein, they will not be secured by all of our existing and future assets.

Our obligation to repay the Series A Notes will be secured by the grant of a first priority security interest in the Revenue Account and moneys therein. Pursuant to the Indenture, after monthly payment of any fees expenses or indemnification due to the Trustee and any paying agent, monthly payment of interest to the holders of Series A Notes and monthly payments of fees, expenses and indemnification due to STS, the Trustee shall pay to the Company all amounts in excess of the Interest Reserve Requirement, as defined in the Indenture, and, if applicable, the Sinking Fund Requirement, as defined in the Indenture, each month. In an event of default, your security interest will be limited to the amounts on deposit in the Revenue Account and any additional claims will be unsecured, you will not have recourse to any priority in claims over our other existing and future assets, and the balance of any claims you may have will rank pari passu with holders of our other unsecured and unsubordinated liabilities. Further, in the event of any distribution or payment of our assets in any dissolution, winding up, liquidation, reorganization or other similar proceeding, any other secured creditors would have a superior claim to the extent of their collateral. Although holders of Series A Notes will be granted security interests in the Revenue Account and moneys on deposit therein, you should be aware that noteholders will be secured only by the Revenue Account and moneys on deposit therein, but not all of our assets.

Certain of the initial Prime Revenue Contracts will expire prior to the maturity date of the Series A Notes and there is no guarantee that such initial Prime Revenue Contracts will be renewed.

Certain of the initial Prime Revenue Contracts have current terms that will expire prior to the maturity date of the Series A Notes. While such initial Prime Revenue Contracts are eligible for renewal, there can be no guarantee that such contracts will be renewed. If certain initial Prime Revenue Contracts are not renewed, there can be no guarantee additional contracts will be entered into that will qualify as Prime Revenue Contracts and, if we are unable to renew certain initial Prime Revenue Contracts or secured additional contracts which will qualify as Prime Revenue Contracts, the value of the collateral for the Series A Notes may be diluted.

Our ability to perform the Prime Revenue Contracts is subject to many operating risks that are outside of our control.

Our ability to perform the Prime Revenue Contracts is subject to many operating risks that are outside of our control, including extreme weather events, governmental shutdowns, trade restrictions or other actions, adverse economic conditions, disruptions in communications and transportation, malicious attacks on our networks, facilities and equipment and those of others we depend on, pandemics, wars and civil disturbances, technical advances by our competitors, adverse publicity and other seen and unforeseen factors that could impact our ability to perform necessary services or obtain needed supplies or equipment.

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We will incur significant indebtedness when we sell the Series A Notes and we may sell additional Notes and incur additional indebtedness in the future. The indebtedness created by the sale of the Series A Notes and any future indebtedness will result in our having increased leverage and debt service obligations, possibly exposing us to risks that could adversely affect our business, financial condition and results of operations.

Following completion of this offering, we will be more leveraged and will have incurred additional debt service obligations. As of September 30, 2023, the total debt of our company was approximately $14.9 million, of which $12.5 million was secured by other assets of our company. Assuming the sale of all $15,000,000 aggregate principal amount of the Series A Notes in this offering, we would incur additional debt service of $1,800,000 annually. Our indebtedness could have significant negative consequences for our business, results of operations and financial condition, including:

•	increasing our vulnerability to adverse changes in economic, industry and competitive conditions;

•	limiting our ability to obtain additional financing;

•

requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, thereby reducing the amount of our cash flow available for operations and other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business; and

•	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to pay principal and interest on our indebtedness, or that our cash needs will not increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our existing indebtedness, the Series A Notes or any indebtedness which we may incur in the future, we would be in default, which would permit the holders of the Series A Notes and such other indebtedness to accelerate the maturity of the Series A Notes and such other indebtedness and could cause defaults under the Series A Notes and such other indebtedness. Any default under the Series A Notes or such other indebtedness could have a material adverse effect on our business, results of operations and financial condition. There can be no assurance that our business will continue to generate cash flow at or above current levels. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things, to seek additional financing in the debt or equity markets, to refinance or restructure all or a portion of our indebtedness, including the Series A Notes, to sell selected assets, or to reduce or delay planned capital expenditures and growth or business strategies. There can be no assurance that any such measures would be sufficient to enable us to service our debt, or that any of these measures could be effected on satisfactory terms, if at all, if necessary.

An increase in market interest rates could result in a decrease in the market value of the Series A Notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest generally decline in market value, and increases in market interest rates may also adversely affect the market value of fixed rate debt securities. Consequently, if you purchase Series A Notes in this offering and market interest rates increase, the market values of the Series A Notes may decline unless we determine to increase the interest rate of the Series A Notes. We cannot predict the future level of market interest rates.

Changes in credit ratings, if any, may adversely affect your investment in the Series A Notes.

The eligibility of Prime Revenue Contracts to be included in the pool generating revenues pledged to the payment of the Series A Notes depends on their credit ratings, which may change from time to time. Changes in the unsecured debt rating of a party obligated to make payments to the Company or to a subsidiary of the Company under such Prime Revenue Contract subsequent to such Prime Revenue Contract’s inclusion in the pool will prevent its inclusion in calculating the value of the pool for purposes of future issuances, if any, of Series A Notes, but will not result in removal from the pool, which may affect the perceived quality of the pool. The Series A Notes are not expected to be rated; however, third-party rating agencies, such as S&P Global, Moody’s and Fitch, may decide to rate the Series A Notes. These ratings are not recommendations to purchase, hold or sell the Series A Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Series A Notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by any of the rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in credit ratings with respect to the unsecured debt rating of a party obligated to make payments to the Company or to a subsidiary of the Company under a Prime Revenue Contract or the Series A Notes, including any announcement that such ratings are under further review for a downgrade, could affect the market value and liquidity of the Series A Notes and increase our corporate borrowing costs.

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Redemption may adversely affect your return on the Series A Notes.

We have the right to redeem the Series A Notes following December 15, 2024 as described under the caption “Description of the Series A Notes – Optional Redemption of the Series A Notes” contained in this prospectus supplement. We may redeem the Series A Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as or substantially similar to that of the Series A Notes being redeemed.

The repurchase rights in the Series A Notes triggered by a change of control could discourage a potential acquiror.

Holders of the Series A Notes have the right to require us to repurchase the Series A Notes upon the occurrence of a change of control prior to maturity as described under the caption “Description of the Series A Notes – Change of Control Offer.” The repurchase rights in the Series A Notes triggered by a change of control could discourage a potential acquiror. However, this repurchase feature is not the result of management’s knowledge of any specific effort to obtain control of us by means of a merger, tender offer or solicitation, or part of a plan by management to adopt a series of anti-takeover provisions.

We intend to pursue a listing of the Series A Notes for quotation on the OTCQX Best Market, as to which there can be no assurance.

The Series A Notes are a new issue of securities, and there is no existing market for the Series A Notes. We intend to pursue a listing of the Series A Notes for quotation on the OTCQX Best Market operated by the OTC Markets Group Inc. in the future, subject to qualification. We cannot assure you that a trading market for the Series A Notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any markets that may develop for the Series A Notes, your ability to sell your Series A Notes or the prices at which you will be able to sell your Series A Notes. Future trading prices of the Series A Notes may be less than the price you pay for them and will depend on many factors, including prevailing interest rates, our financial condition and results of operations, any current ratings assigned to the Series A Notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the:

•	propensity of existing holders to trade their positions in the Series A Notes;

•	time remaining to the maturity of the Series A Notes;

•	outstanding amount of the Series A Notes;

•	redemption of the Series A Notes; and

•	level, direction and volatility of market interest rates generally.

If the Series A Notes are not listed, certain holders may not be eligible to trade the Series A Notes and trading markets may be adversely affected as a result.

If trading markets develop, changes in the debt markets could adversely affect the market prices of the Series A Notes.

If trading markets were to develop or if private resales of the Series A Notes take place, the prices for the Series A Notes would depend on many factors, including:

•	prevailing interest rates being paid by, or the market prices for Series A Notes issued by, other companies similar to us;

•	any credit ratings the Series A Notes may receive;

•	the results of the Prime Revenue Contract obligors and our results of operations, financial condition and prospects; and

•	the overall conditions of the general economy and the financial markets.

The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the prices of the Series A Notes. Rating agencies continually review the credit ratings they have assigned to companies and debt securities. Negative changes in any credit ratings assigned to us, our debt securities or the general obligations of our Prime Revenue Contract obligors could have an adverse effect on the market prices of the Series A Notes if trading markets develop. Credit ratings are not recommendations to purchase, hold or sell the Series A Notes.

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Other series of Notes issued in the future will not trade fungibly with Series A Notes offered by this prospectus supplement; trading markets may be adversely affected as a result.

Other series of Notes issued in future will not fungibly with Series A Notes offered by this prospectus supplement. In the future, if certain contracts qualify as Prime Revenue Contracts, or if certain initial Prime Revenue Contracts no longer qualify as Prime Revenue Contracts pursuant to the Indenture, the Collateral underlying the Indenture may change such that additional series of Notes may not trade fungibly with existing Series A Notes. Trading markets may be adversely affected as a result.

The terms of the Series A Notes contain limited covenant and other protections.

The terms of the Series A Notes and the Indenture contain covenants requiring us to make an offer to repurchase the Series A Notes in the event of a change of control and to maintain at all times prior to maturity an interest reserve in cash equal to at least three months’ interest on the outstanding principal amount of the Series A Notes. These covenants do not protect Series A Noteholders from all events that could have a negative effect on the creditworthiness of the Series A Notes and the secondary market value of the Series A Notes.

We have broad discretion in determining how to use the proceeds from this offering and we cannot assure you that we will be successful in spending the proceeds in ways that increase our profitability or market value, or otherwise yield favorable returns.

We plan to utilize the net proceeds of this offering for the purposes set forth in the “Use of Proceeds” section. We will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering in ways which increase our profitability or market value, or otherwise yield favorable returns. Although we have entered into the letter of intent with respect to a potential acquisition as described in the “Use of Proceeds” section, such discussions are in the early stages and will be subject to ongoing diligence, the execution and delivery of a definitive agreement and the satisfaction of the closing conditions which will be contained therein. There can be no assurance that the potential acquisition will be consummated or as to the final price to be paid for such transaction. In the event that the potential acquisition is consummated, there can be no assurance that it will prove to be beneficial to us. In addition to the specific risks associated with the potential acquisition, such acquisition will be subject to general acquisition-related risks. For example, the process of integrating acquired assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business. There can be no assurance that the anticipated benefits of any acquisition will be realized.

This offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan described in this prospectus supplement.

The offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. No person is obligated to purchase any of the Series A Notes being offered and there can be no assurance that we will receive any proceeds from this offering. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose its entire investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties including particularly statements regarding our future results of operations and financial position, business strategy, prospective products and services, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products and services. These statements involve uncertainties, such as known and unknown risks, and are dependent on other important factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements we express or imply. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date hereof and are subject to a number of risks, uncertainties, and assumptions described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this prospectus supplement and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

S-12

Specific factors that might cause actual results to differ from our expectations include, but are not limited to:

•	significant risks, uncertainties and other considerations discussed in this prospectus supplement;

•	operating risks, including supply chain, equipment or system failures, cyber and other malicious attacks and other events that could affect the amounts and timing of revenues and expenses;

•	reputational risks affecting customer confidence or willingness to do business with us;

•	financial market conditions, including the continuation of significant national and global uncertainties that may affect these conditions, and the results of financing efforts;

•	our ability to successfully identify, integrate and complete acquisitions and dispositions;

•	our continued ability to successfully access the public markets for debt or equity capital;

•

political, legal, regulatory, governmental, administrative and economic conditions and developments in the United States and other countries in which we operate and, in particular, the impact of recent and future federal, state and local regulatory proceedings and changes, including legislative and regulatory initiatives associated with our products;

•	current and future litigation;

•	competition from other companies with an established position in the markets we have recently entered or are seeking to enter or from other companies who are seeking to enter markets we already serve;

•

our failure to successfully develop products using our technology that are accepted by the markets we serve or intend to serve or the development of new technologies that change the nature of our business or provide our customers with products or services superior to or less expensive than ours;

•	the inability of our strategic plans and goals to expand our geographic markets, customer base and product and service offerings; and

•

risks associated with cyberattacks on international, national, local and company information infrastructure by rogue businesses or criminal elements or by agents of governments engaged in asymmetric disruptions for competitive, economic, or military reasons.

Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Other than as required by U.S. federal securities laws, we undertake no obligation to update forward-looking statements even though our situation may change in the future. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

The following discussion and analysis of our financial condition and results of operations should be read together with our unaudited condensed consolidated financial statements and related notes included elsewhere in this report and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023 and any updates contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, and other filings made with the SEC.

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USE OF PROCEEDS

If all $15,000,000 aggregate principal amount of the Series A Notes offered hereby is sold, we estimate that the net proceeds from the sale of the Series A Notes will be approximately $14,500,000. We expect that the amount of offering expenses payable by us will be approximately $500,000, including professional, trustee and compliance fees and other costs of the offering (not including commissions, if any). We intend to use the net proceeds from the sale of the Series A Notes for working capital, capital investments and other general corporate requirements, which may include product installations, research and development, financing the costs of acquiring or investing in competitive and complementary businesses, products and technologies, and other market expansion activities. Although we have identified potential acquisition candidates, we currently have no commitments or agreements with respect to any such acquisitions, except that we have entered into a letter of intent and are currently in early stage discussions regarding the potential acquisition of a complementary business which may be consummated in the future. The completion of such potential acquisition is subject to ongoing diligence and the negotiation of a definitive agreement for such transaction. No assurance can be given that a definitive purchase agreement will be entered into or that such acquisition will be consummated with such company or as to the final price to be for such transaction.

Assuming the sale of all $15,000,000 aggregate principal amount of the Series A Notes in this offering, we expect that we may use up to approximately 50% of the net proceeds from this offering for the potential acquisition of the complementary business with which we have entered into a letter of intent. In the event we sell less than approximately $7,500,000 of the Series A Notes in this offering, we expect to use a more substantial portion of the net proceeds for such acquisition, with the remainder of the net proceeds, estimated at not less than 5% of such proceeds, to be used for working capital, capital investments and other general corporate requirements. In the event we determine not to pursue the potential business acquisition, the net proceeds from this offering, at whatever dollar amount, will be used for working capital, capital investments and other general corporate requirements, as noted above.

The timing and amount of actual expenditures with respect to our market expansion activities will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending these uses, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

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CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents, short-term debt and capitalization on a consolidated basis as of September 30, 2023. We have presented our capitalization on both an actual and as adjusted basis to reflect the sale of all $15,000,000 aggregate principal amount of the Series A Notes and the receipt (but not the use) of the estimated net proceeds of this offering. You should read the following table along with our financial statements and the accompanying notes to such statements, together with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Documents by Reference.”

	As of September 30, 2023
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents and marketable securities
Cash and cash equivalents(1)	$7,034	$21,534

Short-term debt
Notes payable, current portion	$1,000	$1,000
Related party notes, current portion	—	—
Loan payable, current portion	83	83

Long-term debt
Notes payable, long-term	$1,000	$1,000
2023 Promissory Notes, net of debt discount of $1,177(2)	2,823	2,823
2023 Promissory Notes – related party, net of debt discount of $2,500(2)	6,000	6,000
Loan payable, long-term	292	292
13.25% Series A Prime Revenue Sharing Notes(3)	—	15,000
Total long-term debt	$10,115	$25,115

Total stockholders’ equity	$43,579	$43,079

Total capitalization	$53,694	$68,194

__________

(1) As adjusted cash and cash equivalents reflect the payment of estimated offering expenses in connection with this offering. See “Use of Proceeds.”

(2) The total face or principal amount of the 2023 Promissory Notes is $12,500,000.

(3) Represents the face or principal amount of the Series A Notes.

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DESCRIPTION OF THE SERIES A NOTES

The following is a summary of the terms of the Series A Notes offered by this prospectus supplement, and supplements the information under “Description of Debt Securities” in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. The descriptions in this prospectus supplement and the accompanying prospectus contain descriptions of all material terms of the Series A Notes but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable form of note that will be filed as an exhibit to our Current Report on Form 8-K following the filing of this prospectus supplement.

We will issue the Series A Notes under the Indenture between us and the Trustee establishing the terms of the Series A Notes. The following description is a summary of the material provisions of the Series A Notes and the Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Series A Notes and the Indenture, including the definitions of certain terms used in the Series A Notes and the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Series A Notes.

General

The Series A Notes will be issued in the aggregate principal amount of up to $15,000,000 and will bear interest at a rate of 13.25% per annum from the date of issuance, payable on the 15th day of each month, beginning in the month next succeeding the month in which the Series A Notes are issued. Partial payment on a pro rata basis will be made for the first month, if appropriate. The Series A Notes will mature on December 15, 2026.

For as long as any Series A Notes remain outstanding, the Aggregate Three-Year Revenue Value of the Pool will be described by us in a Quarterly Statement delivered to the Trustee on each January 31, April 30, July 31 and October 31. This estimate of contract value is a non-GAAP measure in which certain assumptions are made, such as the success rate of renewal periods, cancellations and usage estimates. The Quarterly Statement will list each Prime Revenue Contract and the amount of revenue expected to be generated by such contract in the Quarterly Statement that is delivered, certified by our Chief Financial Officer. The monthly revenue for any Prime Revenue Contract that has been making payments for longer than a year shall be estimated using 1/12th of the payments received in the previous 12 months and for any Prime Revenue Contract that has been making payments for less than a year shall be estimated using the revenue from the previous month. The three-year contract value of each such Prime Revenue Contract will be deemed equal to 36 times the monthly revenue so listed. To remain eligible for listing as a Prime Revenue Contract, the contract must meet the criteria for eligibility as a Prime Revenue Contract described below in “–Securing the Series A Notes.”

The aggregate principal amount of Series A Notes will not exceed 50% of the Aggregate Three-Year Revenue Value of the Pool, as determined in a Quarterly Statement delivered to the Trustee prior to the date of issuance of the Series A Notes.

The Indenture limits our ability to incur additional indebtedness that is secured by, senior to or equal in right of payment to the revenues from the Prime Revenue Contracts pledged to secure the payment of the Series A Notes. The Indenture does not limit our ability to incur additional indebtedness that is not secured by, senior to or equal in right of payment to the pledge of such revenues and we may issue such additional debt securities from time to time.

The Series A Notes are not subject to any mandatory sinking fund. However, if the Aggregate Three-Year Revenue Value of the Pool, as shown by the most recent Quarterly Statement, is less than 170% of the amount of outstanding Series A Notes, the amount required to be maintained in the Revenue Account will increase to include the amount necessary to amortize the principal amount of all outstanding Series A Notes prior to maturity.

The Series A Notes will be issued at a minimum principal amount of $10,000 per Series A Note and in any larger denomination in an integral multiple of $5,000.

The Series A Notes are not convertible into shares of our common stock and do not carry any voting rights.

The Series A Notes are identical except for principal amount.

References in this prospectus supplement to a “holder” or “holders” of Series A Notes refer to the investors in whose names such Series A Notes are registered, unless the context otherwise requires. We and the trustee will treat the investor in whose name the Series A Notes are registered as the owner of such Series A Notes for all purposes. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.

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Calculation of Interest on the Series A Notes

If any interest payment date, redemption date or maturity date of the Series A Notes is not a Business Day, then payment of interest and/or principal will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made. Interest on the Series A Notes will be computed on the basis of a 360-day year of twelve 30-day months.

“Business Day” means, for any place where the principal and interest on the Series A Notes is payable, any day which is not a Saturday or Sunday and which is not a legal holiday or a day on which banking institutions or trust companies in the city of New York are authorized or obligated by law or executive order to close.

Optional Redemption of the Series A Notes

We may not redeem the Series A Notes prior to December 15, 2024. Thereafter, the Series A Notes may be redeemed at our option, in whole or in part at any time and from time to time, upon not less than 30 days nor more than 60 days written notice to the holders prior to the date of redemption, at a redemption price equal to 106% of the outstanding principal amount of the Series A Notes between December 16, 2024 and December 15, 2025, 103% of the outstanding principal amount of the Series A Notes between December 16, 2025 and December 15, 2026, and 100% of the outstanding principal amount of the Series A Notes thereafter, plus, in each case, accrued interest to, but excluding, the date of redemption.

If fewer than all of the Series A Notes are to be redeemed, the particular Series A Notes to be redeemed will be selected on a pro rata basis unless otherwise required by law. If any Series A Note is to be redeemed only in part, the notice of redemption that relates to such Series A Note will state the principal amount thereof to be redeemed. A new note in principal amount equal to and in exchange for the unredeemed portion of the principal of the Series A Note will be issued in the name of the holder of the Series A Note upon cancellation of the original Series A Note.

Any notice of redemption may, at our discretion, be subject to one or more conditions precedent, including completion of a refinancing transaction or other corporate transaction. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, we may, in our discretion, delay the redemption date until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

Unless we default in payment of the redemption price and accrued interest, on and after the redemption date interest will cease to accrue on the Series A Notes or portions thereof called for redemption.

Securing the Notes

Our obligation to repay the Notes, including the Series A Notes and any additional Notes issued under the Indenture, will be secured by a pledge of, and the grant of a first priority security interest in the Revenue Account and moneys therein held in the name of the Trustee, for the benefit of the holders of the Series A Notes and the Company, into which shall be deposited the revenue generated from the Prime Revenue Contracts and any other amounts required to be paid to the Revenue Account by the Company as more fully described in the Indenture. Revenues and other moneys deposited in the Revenue Account shall be in amounts sufficient to pay interest when due on the Series A Notes for the next succeeding interest payment date and amounts sufficient to preserve the amounts required to be deposited to satisfy the Interest Reserve Requirement, as defined in the Indenture, and, if applicable, the Sinking Fund Requirement, as defined in the Indenture. Any additional amounts received under the Prime Revenue Contracts and deposited in the Revenue Account in excess of the amounts secured by the Indenture and fees payable to the Trustee and STS will be payable to the Company free and clear of any lien under the Indenture.

To be eligible to be listed as a Prime Revenue Contract at the time of issuance of the Series A Notes, a contract must meet the following requirements: (i) the contract obligator is an entity whose unsecured debt obligations are rated, at the time of inclusion in the pool, in one of the three highest rating categories by at least two nationally recognized rating agencies, (ii) payments by the contract obligor must remain current and (iii) the remaining term of the contract is three or more years or the term has been automatically renewed (a) once, if the term is one year, (b) twice, if the term is six months or longer, or (c) three times, if the term is less than six months. In order to be included in the list of Prime Revenue Contracts at the time additional Notes are issued under the Indenture, any such contract must not have received a rating lower than investment grade at any subsequent time prior to the issuance of the additional Notes. We may substitute and add additional contracts meeting these criteria to the list of Prime Revenue Contracts in a Quarterly Statement. Such substitute or additional Prime Revenue Contracts are expected to be primarily with state and other governmental entities or large commercial enterprises in our three primary customer markets.

We have covenanted in the Indenture that we will perform the Prime Revenue Contracts and take any and all actions reasonably necessary to preserve and protect our rights thereunder and the uninterrupted flow of revenues from the Prime Revenue Contracts. We have also covenanted in the Indenture that we will make payments from other available funds to maintain the amounts required to be maintained in the Revenue Account in the event that revenues from the Prime Revenue Contracts are insufficient for such purpose.

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The Indenture will also contain other covenants, pursuant to which we will cause our operating subsidiaries, including STS, during the term of the Series A Notes to, as applicable, (i) record, monitor and track each Prime Revenue Contract within the pool, (ii) use their best efforts to fully perform the Prime Revenue Contracts, (iii) use their best efforts to promptly cure any event of default in performance under the Prime Revenue Contracts, (iv) maintain the Prime Revenue Contracts to be free of any liens, encumbrances or other diversions, (v) not direct any obligor under any Prime Revenue Contract to pay revenues to any account other than the Revenue Account, and (vi) ensure that any options to renew the Prime Revenue Contracts are promptly exercised.

Eligible Prime Revenue Contracts

The initial pool of Prime Revenue Contracts will be comprised of customers for both continuous and sample traffic data collection programs. Continuous data collection contracts provide for a defined monthly payment based on data provided to agencies. Sample data collection contracts have a defined value over a period of time. Sample data collection monthly payments may vary over time as payments are made based on the amount of data collected for a specific month. Based on historical experience, while payments may vary from month to month for sample data collection contracts, all expected counts are completed over the contract life. The eligible Prime Revenue Contracts are described below.

Note: Information in the table above is as of September 30, 2023

__________

(1) Georgia DOT 3-year contract value is calculated based on average monthly payments for the last twelve months multiplied by 36 months.

(2) South Carolina DOT Continuous Data Collection Program Fixed 3-year contract value is based on average monthly payments for the last 12 months multiplied by 36 months.

(3) Virginia DOT 3-year contract value is based on average monthly payments for the last 12 months multiplied by 36 months.

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(4) Ohio DOT Non-Intrusive Continuous 3-year contract value is based on average monthly payments for the last 12 months multiplied by 36 months.

(5) South Carolina DOT Sample Data Collection Program 3-year contract value is based on the September payment received multiplied by 36 months.

(6) Florida DOT District-3 3-year contract value is based on the September payment received multiplied by 36 months.

(7) Florida DOT Non-Motorized system installations 3-year contract value is based on the September payment received multiplied by 36 months.

(8) Florida DOT Installation and Repair 3-year contract value is based on the September payment received multiplied by 36 months.

(9) Florida DOT District 1 3-year contract value is based on average monthly payments for the last 12 months multiplied by 36 months.

(10) Ohio DOT Sample Data Collection program 3-year contract value is based on average monthly payments for the last 12 months multiplied by 36 months.

(11) Contracts do not have a maximum contract value. The maximum value is dependent on task work orders received over the life of the contract. 3-year value was calculated based on historical payments and described in footnotes above.

Nationally recognized credit rating agencies have typically rated the unsecured general obligation debt ratings of these customers as AAA/Aaa. The following chart shows the general obligation (unsecured) debt ratings of these states as of November 24, 2023:

STATE	S&P GLOBAL	MOODY’S	FITCH
Florida	AAA	Aaa	AAA
Georgia	AAA	Aaa	AAA
South Carolina	AA+	Aaa	AAA
Ohio	AAA	Aa1	AAA
Virginia	AAA	Aaa	AAA

Ranking of the Series A Notes

The Series A Notes will rank pari passu with any additional Notes issued under the Indenture. All Notes issued under the Indenture will rank effectively senior to our existing and future secured and unsecured debt with respect to the Revenue Account and moneys therein. As of September 30, 2023, our other debt consisted of promissory notes in the approximate principal amount of $14.9 million, of which $12.5 million was secured by other assets of our company. See “Risk Factors — We will incur significant indebtedness when we sell the Series A Notes and we may sell additional Notes and incur additional indebtedness in the future. The indebtedness created by the sale of the Series A Notes and any future indebtedness will result in our having increased leverage and debt service obligations, exposing us to risks that could adversely affect our business, financial condition and results of operations.”

Additional Notes

The Indenture provides for Notes to be issued from time to time in one or more series of various principal amounts. Notes, in addition to the Series A Notes, may not be issued unless the aggregate principal amount of outstanding Notes immediately after the issuance and delivery of such additional Notes do not exceed 50% of the Aggregate Three-Year Revenue Value of the Pool, as determined in the most recent Quarterly Statement delivered to the Trustee prior to the date of issuance of such additional Notes.

Form and Custody

The Series A Notes will be issued in registered form and may be transferred or exchanged at the office of the Trustee or at any other office or agency we maintain for such purposes without the payment of any service charge except for any tax or governmental charge. The registered securities to be transferred must be duly endorsed or accompanied by a written instrument of transfer, in a form satisfactory to us and the Trustee.

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Change of Control Offer

If a change of control triggering event occurs, unless we have exercised our option to redeem the Series A Notes, we will be required to make an offer (a “change of control offer”) to each holder of the Series A Notes with respect to which such change of control triggering event has occurred to repurchase all or any part (equal to $10,000 or an integral multiple of $5,000 in excess thereof) of that holder’s Series A Notes on the terms set forth in such Series A Notes. In a change of control offer, we will be required to offer the applicable change of control payment. Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be sent to holders of such Series A Notes, describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase such Series A Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (a “change of control payment date”). The notice will, if sent prior to the date of consummation of the change of control, state that the change of control offer is conditioned on the change of control triggering event occurring on or prior to the applicable change of control payment date.

On each change of control payment date, we will, to the extent lawful:

•	accept for payment all Series A Notes or portions of Series A Notes properly tendered pursuant to the change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of such Series A Notes, or portions of such Series A Notes properly tendered; and

•

deliver or cause to be delivered to the holder of the Series A Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Series A Notes or portions of Series A Notes being repurchased.

We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all Series A Notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any Series A Notes if there has occurred and is continuing on the change of control payment date an event of default under the Series A Notes, other than a default in the payment of a change of control payment upon a change of control triggering event.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Series A Notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the Series A Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the Series A Notes by virtue of any such conflict.

For purposes of the change of control offer provision of the Series A Notes, “Change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, other than our company or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(a) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction, or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

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Events of Default

Holders of the Series A Notes will have rights if an event of default occurs in respect of the Series A Notes and is not cured, as described later in this subsection. The term “event of default” in respect of the Series A Notes means any of the following:

•

there is a default in the payment of any principal of, or premium, if any, on, the Series A Notes when such Series A Notes become due and payable at maturity, upon acceleration, redemption or otherwise;

•	there is a default in the payment of any interest on the Series A Notes when such Series A Notes become due and payable, and the default continues for a period of 30 days;

•

there is a default in the observance or performance of any other covenant in the Series A Notes or in the Indenture for 60 days after written notice from the Trustee or the holders of the Series A Notes of not less than 25% in the aggregate principal amount of the Series A Notes then outstanding, which notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default”;

•

there is a default in the deposit of any sinking fund payment, to the extent applicable, when and as due by the terms of any Series A Note, and continuance of such default for a period of five (5) calendar days;

•	if at any time the lien under the Indenture shall cease to have first priority as a lien upon the Revenue Account and the moneys deposited therein;

•

the amount on deposit in the Revenue Account is less than the sum of the Interest Reserve Requirement, as defined in the Indenture, and the Sinking Fund Requirement, as defined in the Indenture, on the first business day of a calendar month, and we have not deposited additional funds to make up the deficiency in the Revenue Account prior to the first business day of the next calendar month;

•	the occurrence of an event of default under any series of Notes or any event of default under any indebtedness of our company; and

•	certain specified events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 consecutive days following the entry of final order or decree.

Additionally, the minimum amount in the Revenue Account will increase by an amount equal to the aggregate principal amount of the outstanding Series A Notes if, prior to or following an event of default, any steps toward bankruptcy or insolvency are taken by us.

Pursuant to the Servicing Agreement, in the event of any default by us under the terms of the Indenture, STS will be obligated to use its best efforts to (i) ensure that all revenue from the Prime Revenue Contracts are deposited in the Revenue Account, (ii) ensure that all rights and remedies against the counterparties under the Prime Revenue Contracts are preserved and enforced for the benefit of the secured parties under the Indenture, (iii) ensure that all Prime Revenue Contracts are fully performed, (iv) ensure that any options to renew the Prime Revenue Contracts are promptly exercised, (v) maintain the Prime Revenue Contracts to be free of any liens, encumbrances or other diversions and (vi) cure any event of default in the performance of any Prime Revenue Contract.

Cross-Acceleration

If an event of default with respect to any series of Notes at the time such Notes are outstanding (other than an event of default arising from a bankruptcy or similar proceeding) occurs and is continuing, the Trustee by written notice to us, or the holders of not less than 25% in aggregate principal amount of all series of Notes then outstanding by written notice to us and the Trustee, may declare that the entire principal amount of all the series of Notes then outstanding plus accrued and unpaid interest to the date of acceleration are immediately due and payable, in which case such amounts shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes of all series of Notes may rescind and annul such acceleration and its consequences if (i) all existing events of default, other than the nonpayment of accelerated principal, interest or premium, if any, that has become due solely because of the acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and (iii) the rescission would not conflict with any judgment or decree.

Servicing Agreement

STS, our company and the Trustee have entered into a Servicing Agreement providing for STS to serve as the servicer for all Prime Revenue Contracts. STS is one of the leading United States traffic data collection and traffic engineering firms and is currently actively involved in collecting volume, classification, speed, and turning movement counts for multiple public agencies including state departments of transportation in eight states in the United States. Established in 1988, the firm has grown steadily to include offices in Florida, Georgia, Alabama, Mississippi, Oklahoma, South Carolina, Virginia, Ohio, and Pennsylvania. STS has extensive experience in completing statewide traffic data collection projects, with a well-rounded team of professionals accustomed to meeting the demands of state and local Departments of Transportation. Focusing for many years on increasing the accuracy, efficiency, and safety of data collection activities, STS specializes in traffic data collection, traffic-monitoring site management and implementation, traffic safety and operations studies, and transportation planning analysis and is recognized in the industry for its ability to complete critical projects within short timeframes.

The Servicing Agreement provides that STS will take any and all actions directed by us or the Trustee to preserve and protect the rights of the secured parties with respect to the Prime Revenue Contracts and not take any action that would permit any obligor under any Prime Revenue Contract to pay revenues to any account other than the Revenue Account. STS further agrees, for the benefit of the Trustee and on behalf of the holders of the Series A Notes, that upon the occurrence of and during the continuance of a default by us under the Indenture, STS will use its best efforts to (i) ensure that all revenues from such Prime Revenue Contracts are deposited in the Revenue Account, (ii) ensure that all rights and remedies against the counterparties under the Prime Revenue Contracts are preserved and enforced for the benefit of the secured parties under the Indenture, (iii) ensure that all Prime Revenue Contracts are fully performed, (iv) ensure that any options to renew such Prime Revenue Contracts are promptly exercised, (v) maintain such Prime Revenue Contracts to be free of any liens, encumbrances or other diversions, and (vi) cure any event of default in performance of any Prime Revenue Contract promptly.

Physical Certificates

The Series A Notes will initially be issued by us to investors in physical certificates. We will act as our own transfer agent and maintain the register of our Series A Notes. We have not engaged a transfer agent as of the date of this prospectus supplement and do not intend to engage a transfer agent until such time as our Series A Notes become DTC eligible and we are able to facilitate our Series A Notes in electronic book-entry form.

Electronic Book-Entry

We will use our commercially reasonable efforts to obtain DTC eligibility for the Series A Notes. If and when the Series A Notes become DTC eligible and we are able to facilitate our Series A Notes in electronic book-entry form, the Series A Notes may be issued in the form of one or more registered notes in global form, without interest coupons, in order to accommodate future electronic trading and quotation of the Series A Notes.

Governing Law

The Series A Notes will be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

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PLAN OF DISTRIBUTION

Distribution of the Series A Notes

We are offering on a “best efforts” basis, on our own behalf, an aggregate principal amount of up to $15,000,000 of Series A Notes pursuant to this prospectus supplement.

This prospectus supplement will be furnished to prospective investors via electronic PDF format before or at the time of all written offers and will be available for viewing and download on our website, as well as through the SEC’s electronic filing database EDGAR at www.sec.gov.

As a “best efforts” offering, there can be no assurance that this offering will ultimately be consummated. There is no minimum amount of Series A Notes which we must sell before we receive, and have the right to expend, the net proceeds from the sale of the Series A Notes.

In connection with this offering, we will enter into a subscription agreement with each investor. This agreement includes representations and warranties by us and the investor. There is no minimum individual subscription amount required to distribute funds to our company (other than a per investor minimum initial purchase of $10,000). All investors will be instructed by us to transfer funds by wire or ACH directly to the Revenue Account established for this offering.

The Series A Notes may not be a suitable investment for you, even if you qualify to purchase Series A Notes. Moreover, even if you qualify to purchase Series A Notes and place a purchase order, you may not receive an allocation of Series A Notes for a number of reasons. We will have the sole right to accept offers to purchase Series A Notes and may reject any proposed purchase in whole or in part.

We intend to sell the Series A Notes directly to investors and not through any underwriter, placement agent or other registered broker-dealer which is paid sales commissions. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii) except that for securities issued pursuant to Rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

 This offering is being conducted by us on a “best efforts” basis by our officers and directors. There is no guarantee that any minimum amount will be sold in this offering. All offering expenses will be borne by us. If any broker-dealer or other selling agent is engaged to sell the Series A Notes, we will file a supplement to this prospectus supplement disclosing the names and compensation arrangements prior to any sales by such agent. The maximum commission to be received by any broker-dealer or other selling agent will not be greater than 3.5% of the gross proceeds from its sale of the Series A Notes.

Parties related to our company (including our officers, directors, employees and affiliates) may purchase Series A Notes in this offering.

Advertising, Sales and Other Promotional Materials

In addition to this prospectus supplement, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering to better understand possible demand for the Series A Notes. These materials may include information relating to us, this offering, the past performance of our loan transactions, articles and publications concerning business lending, or public advertisements and audio-visual materials, in each case only as authorized by us. All such materials will contain disclaimers required by, and be disseminated in a fashion permitted by, the Securities Act. Although these materials will not contain information in conflict with the information provided by this prospectus supplement and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Series A Notes, these materials will not give a complete understanding of this offering, us or the Series A Notes and are not to be considered part of this prospectus supplement. This offering is made only by means of this prospectus supplement and prospective investors must read and rely on the information provided in this prospectus supplement in connection with their decision to purchase the Series A Notes. For the sake of clarity, all investors will be furnished with a copy of a current prospectus supplement before or at the time of all written offers.

Fees and Expenses

We estimate that the total expenses payable by us in connection with this offering will be approximately $500,000, including professional, trustee and compliance fees and other costs of the offering.

Investors will not be charged a fee for their investments but may be charged a transaction fee if their method of deposit requires us to incur an expense.

Revenue Account

The Trustee has established and will maintain a segregated cash account into which all revenues generated by the Prime Revenue Contracts will be deposited. The Trustee will make monthly payments pursuant to the Indenture from the Revenue Account as follows:

FIRST, pro rata (A) to the Trustee and each and every paying agent for the Series A Notes, any fees due and payable on such Payment Date and (B) all reasonable and documented out-of-pocket expenses and indemnification amounts owed to the Trustee and each and every paying agent;

SECOND, to the noteholders for interest due and payable on the Series A Notes;

THIRD, to STS, (A) the servicing fee due and payable on such Payment Date and (B) all reasonable and documented out-of-pocket expenses and indemnification amounts owed to STS pursuant to the Servicing Agreement; and

FOURTH, so long as no event of default has occurred and is continuing, any amount remaining in the Revenue Account after the above payment has been made which is in excess of the sum of the Interest Reserve Requirement, as defined in the Indenture, and, if applicable, the Sinking Fund Requirement, as defined in the Indenture, shall be paid to the Company, free and clear of any lien under the Indenture, which released funds to the Company may be used for any lawful purpose.

Pursuant to the Indenture, the Trustee will distribute amounts from the Revenue Account to us as set forth above so long as no event of default has occurred and is continuing and the Revenue Account maintains at all times prior to maturity an interest reserve in cash equal to at least three months’ interest on the outstanding principal amount of the Series A Notes. In addition, if at any time, and for as long as, the most recent Quarterly Statement shows the Aggregate Three-Year Revenue Value of the Pool is less than 170% of the principal amount of outstanding Notes, the cash balance required to be maintained in the Revenue Account will be increased each month so as to provide funds sufficient to amortize the principal amount due on each series of Notes in monthly installments by the respective due dates of each series.

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The Trustee will act as a depository only and is not responsible or liable in any manner for the sufficiency or value of any funds deposited with it. In no event will the Trustee invest or permit any cash maintained in the Revenue Account to be invested, including without limitation, in any money market mutual fund, cash deposit product or other cash investment vehicle.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer the Series A Notes on a “best efforts” basis. As there is no minimum offering amount, upon the approval of any subscription to this prospectus supplement, we will immediately deposit such proceeds into our bank account and may dispose of the proceeds in accordance with the Use of Proceeds section.

Offering Period

The offering of the Series A Notes will commence on or about December 12, 2023 and will continue until the date that the full principal amount of Series A Notes has been sold or an earlier date determined by us in our sole discretion.

Electronic Book-Entry of Series A Notes

The Series A Notes will initially be issued by us to the investors in physical certificates. We will maintain the register of the Series A Notes until such time as the Series A Notes become DTC eligible and we are able to facilitate the Series A Notes in electronic book-entry form.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following are certain material U.S. federal income tax consequences of owning and disposing of Series A Notes purchased for cash in this offering at their “issue price,” which we assume will be the prices indicated on the cover of this prospectus supplement, and held as capital assets for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, as well as differing tax consequences that may apply if you are, for instance:

•	a financial institution;

•	an insurance company;

•	a dealer or trader in securities that uses a mark-to-market method of tax accounting with respect to the Series A Notes;

•	holding Series A Notes as part of a “straddle” or integrated transaction;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt entity; or

•	a partnership for U.S. federal income tax purposes.

If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership holding Series A Notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences to you of owning and disposing of the Series A Notes.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary, and proposed Treasury Regulations as of the date of this prospectus supplement, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This summary does not address any aspect of state, local or non-U.S. taxation, any alternative minimum tax consequences, any Medicare contribution tax consequences, the application of Section 451 of the Code with respect to conforming the timing of income accruals to financial statements or any taxes other than federal income taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. You are a U.S. Holder for the purposes of this section if you are a beneficial owner of a Series A Note and are, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Payments of Interest

Interest paid on a Series A Note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. It is intended, and this discussion assumes, that the Series A Notes will be issued without original issue discount for U.S. federal income tax purposes; however, this is not binding on the IRS.

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Sale or Other Taxable Disposition of the Series A Notes

Upon the sale or other taxable disposition of a note, you will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the note. Your tax basis in a Series A Note will generally equal the cost of your note. For these purposes, the amount realized does not include any amount attributable to accrued interest, which would be treated as interest as described under “Payments of Interest” above.

Gain or loss realized on the sale or other taxable disposition of a Series A Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition your holding period for the note is more than one year. Long-term capital gains recognized by non-corporate taxpayers are eligible for reduced tax rates. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. You are a Non-U.S. Holder for the purposes of this section if you are a beneficial owner of a Series A Note and are, for U.S. federal income tax purposes:

•	a nonresident alien individual (subject to exceptions such as the one discussed in the paragraph immediately below);

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder for the purposes of this section if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition or if you are a former citizen or former resident of the United States, in either of which cases you should consult your tax adviser regarding the U.S. federal income tax consequences of owning or disposing of a note.

Payments on the Series A Notes

Subject to the discussions below concerning backup withholding and FATCA, payments of principal, interest and premium, if any, on the Series A Notes generally will not be subject to U.S. federal income or withholding tax if:

•	you are not a bank;

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of our company entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to our company through stock ownership;

•	you certify on a properly executed Internal Revenue Service (“IRS”) Form W-8 appropriate to your circumstances, under penalties of perjury, that you are not a United States person; and

•	the interest on the Series A Notes is not “effectively connected” with your conduct of a trade or business in the United States as described below.

If you cannot satisfy any of the requirements described above except interest on the Series A Notes is not effectively connected with your conduct of a trade or business in the United States as described below under “Effectively Connected Income,” payments of interest on the Series A Notes will be subject to withholding tax at a rate of 30%. To claim a reduction in or an exemption from the withholding tax under an applicable tax treaty, you must provide the applicable withholding agent with a properly completed applicable IRS Form W-8 claiming such benefits.

Sale or Other Taxable Disposition of the Series A Notes

Subject to the discussions below concerning backup withholding and FATCA, you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of a Series A Note unless the gain is effectively connected with your conduct of a trade or business in the United States as described below under “Effectively Connected Income,” although any amounts attributable to accrued interest will be treated as described above in “–Payments on the Series A Notes.”

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Effectively Connected Income

If you are engaged in a trade or business in the United States, and if income or gain on a Series A Note is effectively connected with your conduct of this trade or business (and, if required by an applicable income tax treaty, the income or gain is attributable to a U.S. permanent establishment or fixed base maintained by you), you will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above). In this case, you will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of Series A Notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Backup Withholding and Information Reporting

If you are a U.S. Holder, information returns are required to be filed with the IRS in connection with payments to you on the Series A Notes and proceeds received by you from a sale or other disposition of the Series A Notes unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your Series A Notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you provide proof of an applicable exemption.

If you are a Non-U.S. Holder, information returns are required to be filed with the IRS in connection with payments to you of interest on the Series A Notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds received by you from a sale or other disposition of a note. You may be subject to backup withholding on payments on the Series A Notes or on the proceeds from a sale or other disposition of the Series A Notes unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you may be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Provisions commonly referred to as “FATCA” impose withholding of 30% on “withholdable payments” to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. FATCA withholding (if applicable) applies to payments of interest on the Series A Notes. While existing Treasury regulations would also require withholding on payments of gross proceeds of the sale or other disposition of the Series A Notes, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. You should consult your tax adviser regarding the effects of FATCA on your investment in the Series A Notes.

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LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, as our counsel, will pass upon the validity of the Series A Notes offered by this prospectus supplement and accompanying prospectus.

EXPERTS

The consolidated financial statements of Rekor Systems, Inc. as of and for the year ended December 31, 2022 incorporated by reference in this prospectus and registration statement of which this prospectus is a part have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report thereon, included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Rekor Systems, Inc. as of and for the year ended December 31, 2021 incorporated by reference in this prospectus and registration statement of which this prospectus is a part have been audited by Friedman LLP, an independent registered public accounting firm, as stated in its report thereon, included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room referred to below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 29, 2023;

•

Our Quarterly Reports on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 15, 2023, for the period ended June 30, 2023, filed with the SEC on August 14, 2023, and for the period ended September 30, 2023, filed with the SEC on November 14, 2023; and

•	Our Current Reports on Form 8-K filed on January 23, 2023, March 22, 2023, March 27, 2023, July 27, 2023, July 28, 2023 and September 15, 2023.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus supplement is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any Current Report on Form 8-K). We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will provide you, without charge upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus. Requests for copies should be directed to Rekor Systems, Inc., 6721 Columbia Gateway Drive, Suite 400, Columbia, Maryland 21046; telephone: (410) 762-0800; email: ir@rekor.ai.

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PROSPECTUS

REKOR SYSTEMS, INC.

$350,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

______________________________

We may offer and sell up to $350,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

______________________________

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Capital Market under the symbol “REKR.” On September 9, 2021 the last reported sale price of our common stock on The Nasdaq Capital Market was $11.88 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

______________________________

The date of this prospectus is September 23, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $350,000,000 as described in this prospectus.

This prospectus provides you only with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Rekor,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Rekor Systems, Inc., a Delaware corporation, and its consolidated subsidiaries unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Our name, our logo, and our other trademarks or service marks appearing in this prospectus are the property of Rekor Systems, Inc. and its subsidiaries. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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ABOUT REKOR SYSTEMS, INC.

Overview

Our mission is to provide intelligent infrastructure and insights that build safer, smarter, and more efficient cities around the world. We are a leader in the emerging market to provide support services for intelligent infrastructure and intelligent roadways, and have developed a suite of products and services using artificial intelligence (“AI”) and other recent technological advances to provide innovative solutions. With a global footprint across 65 countries, we provide actionable and real-time insights to commercial clients, as well as government entities.

Our vision is to provide innovations that improve the lives, safety and well-being of people using AI and other advanced technologies. Our capabilities appeal to businesses and governmental entities in solving a wide variety of real-world mobility and infrastructure-related operational challenges. Using recent advances in data collection, analysis and transmission, the Company generates useable solutions that empower smart cities and intelligent roadways. Our suite of solutions has applications in the field of safety and incident management, traffic and infrastructure, sustainability and green initiatives, and socioeconomic and demographic mobility. Our products and services contribute to building environmentally friendly cities and roadways that leverage our insights to operate more efficiently and sustainably. We improve the commute of motorists by reducing congestion and optimizing traffic flow. We track traffic flow, pattern, volume, weight in motion and vehicle classification to aid in the engineering and planning of modern infrastructures. Our solutions allow decision makers to measure and reduce the impact of greenhouse gas emissions and vehicle air pollution on communities. Customers currently use our products or services in applications that include public safety, transportation, parking, security, customer experience, operational efficiency and logistics. We create safer communities by providing government agencies with the technology they need to effectively protect and serve their citizens and provide businesses with solutions to improve customer experience, enhance revenue, reduce operating costs and drive operational efficiency.

We aggregate data using mobile and mounted optical sensors with on-device (“edge”) processing, as well as through acquisition of data feeds from third party vendors. Our tech stack, with its open architecture, allows seamless integration with any Internet Protocol optical device, reducing our clients’ need to invest in legacy system upgrades. We use edge processing to capture, store, and process the data close to the source. Our proprietary technology allows for cost effective real-time monitoring by reducing the bandwidth needed to transmit information for analysis, setting us apart from other data aggregators. We use artificial intelligence and machine learning to process large amounts of information we capture to provide tailored solutions to our clients. Before it is incorporated into our roadway intelligence platform, all our data passes through our sophisticated and proprietary personally identifiable information (“PII”) filter that deidentifies the data in an irreversible way. Our proprietary algorithms are created to be in full compliance with the security and privacy requirements of each end user.

Rekor One™ is our single source platform for roadway intelligence. Our platform was built to allow us to create custom applications for an array of use cases. For traffic and infrastructure, the analytics can be used for engineering and planning studies, measuring of vehicle flow and patterns, and for the studying of vehicle weights and classifications. Safety and incident management is another core pillar, as one can access live streams of video, track traffic congestion, receive wrong way and incident alerts, and detect unsafe speeds or hazardous elements. Additionally, sustainability and green initiatives allow users to count electric vehicles based on frequency for charging station planning, compare electric vehicle density vs. total traffic, analyze United States Environmental Protection Agency (“EPA”) air pollution, smog, and other emissions, and track electric vehicle geographic traffic flow. We seek to deliver insights through an expanding software portfolio that not only addresses the challenges our customers are currently facing but also empower them to effectively deal with their evolving impending challenges. Rekor One™’s industry leading features allow users to observe security and privacy protocols that are customized to the needs and requirements of each end-user department or agency. This facilitates high level compliance with the latest advances in privacy and information security requirements.

Currently, our vehicle recognition software has the capability to analyze multi-spectral images and video streams and concurrently extract license plate data by state or province from approximately 80 countries, together with the vehicle’s make, model, color, body type and direction of travel. When combined with speed-optimized code, parallel processing capability and best-in-class hardware accessories, such as optical sensors and communications modules, the software captures license plate data and vehicle characteristics at extremely high vehicle speeds with a high degree of accuracy. Our software can effectively operate in unusually difficult conditions, such as low lighting, poor weather, extreme camera viewing angles, and obstructions.

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We seek to address issues of aging infrastructure, increasing traffic congestion, and depleting natural resources, by providing customers with the ability to collect, analyze and communicate actionable roadway and community intelligence in an accurate, real-time, and cost-effective manner. We provide actionable and differentiated answers on a single platform that is built to serve multiple missions. With the ability to generate more accurate results with less expensive hardware than legacy systems, we have changed the dynamics of the existing market, enabling the creation of increasingly robust networks to aggregate data at lower cost. We can process the data using artificial intelligence to develop custom-built solutions for an array of client needs.

Our operations are conducted by our wholly owned subsidiaries, Rekor Recognition Systems, Inc. (“Rekor Recognition”) and Waycare Technologies Ltd. (“Waycare). In connection with the development of several new public safety products, we acquired substantially all the assets of OpenALPR Technology, Inc. in March 2019. This acquisition (the “OpenALPR Technology Acquisition”) transferred vehicle recognition software and associated licenses and proprietary rights to OpenALPR Software Solutions, LLC (“OpenALPR”), a new wholly owned subsidiary of Rekor Recognition. Since the Open ALPR Technology Acquisition, our engineering teams have worked continuously to expand and refine the Open ALPR platform. In October 2020, we announced the launch of Rekor One™, an advanced platform that serves as a unifying source of roadway intelligence for multiple government agencies across cities, counties and states. The Rekor One™ platform supports multiple community safety, intelligent roadway and revenue generation activities that can benefit from the use of our advanced vehicle recognition software.

In August 2021, completed the acquisition of our wholly-owned subsidiary Waycare, for approximately $61 million consisting of a combination of cash and common stock. Waycare uses AI to aggregate and process data from various sources to help government agencies with crash prediction and congestion detection, as well as incident management and identification. Waycare’s solution builds a more complete picture of the road by collating data from transportation agencies’ existing infrastructure and synthesizing it with additional data from connected car platforms, construction projects, fleet management programs, weather services, and public transit. AI algorithms ingest and process this information to produce actionable insights and predictions. The acquisition of Waycare significantly grows our footprint, providing immediate opportunities to cross-sell products and services as well as accelerate access to new markets. Waycare’s AI platform is complementary to our platform and is being integrated into the Rekor One™ platform to broaden our suite of solutions for safety and incident management. The acquisition increases the scale and breadth of our intelligence infrastructure platform.

Business Strategy

Since 2019, we have been focusing on developing and marketing products and services with vehicle recognition features powered by our AI based technology. We have concentrated on developing our footprint across different industries that can make use of our advances in vehicle recognition. We have focused both on improving our product and service offerings and our ability to penetrate the markets for these products and services. Current customers are using these products and services for: a) toll collection and traffic analysis in the transportation market, b) school and traffic safety and other law enforcement applications in the public safety market, c) parking management, d) perimeter management and surveillance in the private security market and e) vehicle tracking, perimeter security and warehouse operations in the logistics market. Our efforts to further penetrate these markets have included strategic partnership with major market participants, the establishment of reseller programs for smaller businesses and the implementation of an eCommerce platform that supports frictionless direct sales to customers via the Internet.

Since the OpenALPR Technology Acquisition, we have developed a broad range of vehicle recognition product and service lines, starting with public safety, parking operations and toll collection and expanding into criminal justice information sharing, roadway compliance program operations, auto wash and service, quick service restaurants and drive-in retail. We shifted from a perpetual licensing model to a subscription- based model, refined and rebranded our software to highlight products such as Rekor Scout™ and Rekor CarCheck™ and released several packaged hardware products with preloaded versions of our vehicle recognition engine. We have also launched a robust eCommerce portal on the OpenALPR.com site, enabling customers to conveniently purchase Rekor Scout and Rekor CarCheck with just a credit card and a click. This allows owners to immediately enhance their business operations while reducing the operating cost for Rekor.

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The ability of our technology to bring enhanced capabilities to existing hardware systems, as well as the inclusion of cross-program interfaces that allow real-time data analysis from a variety of sources, has also created new opportunities for the use of vehicle recognition systems. Our recently announced Rekor One™ platform and Rekor Go app have been designed to support these new uses by taking full advantage of the latest advances in data processing and digital communications. These efforts are already producing promising results in connection with our retention by the State of Oklahoma in its program to identify uninsured motor vehicles, our pilot program with the North Dakota state parks system and our selection by MasterCard as a partner in its AI Powered Drive Through Platform. Our August 2021 acquisition of Waycare further enhances the Rekor One™ platform. We expect to continue to find new opportunities to provide unified, multi-mission support for governmental programs and to integrate our products and services into quick service drive through operations and retail customer loyalty programs.

Corporate Information

Rekor Systems, Inc. (formerly Novume Solutions, Inc.) was formed in February 2017 to effectuate the mergers of, and become a holding company for KeyStone Solutions, Inc. (“KeyStone”) and Brekford Traffic Safety, Inc. (“Brekford”). On April 26, 2019, we changed our name from Novume Solutions, Inc. to Rekor Systems, Inc. Our principal executive office (and mailing address) is located at 7172 Columbia Gateway Drive, Suite 400, Columbia, MD 21046, and our telephone number is (410) 762-0800.

Our corporate website is http://www.rekor.ai. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement, or the accompanying prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision or acquiring any offered securities pursuant to this prospectus, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. You should also consider the risks, uncertainties, and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. Moreover, the risks so described are not the only risks we face. Additional risks not presently known to us or that we currently perceive as immaterial may ultimately prove more significant than expected and impair our business operations. Any of these risks could adversely affect our business, financial condition, results of operations, and prospects. The trading price of our securities could decline due to any of these risks and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity, and results of operations. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates, and projections about our industry, our beliefs, and assumptions. We use words such as “may,” “will,” “could,” “should,” “anticipate,” “expect,” “intend,” “project,” “plan,” “believe,” “seek,” “estimate,” “assume,” and variations of these words and similar expressions to identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, and June 30, 2021, and the risks detailed from time to time on our future reports filed with the SEC.

You should not place undue reliance on these forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. The forward-looking statements contained in this prospectus, or any prospectus supplement are made as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the captions “Risk Factors,” and as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

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USE OF PROCEEDS

Except as set forth in any accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless the applicable prospectus supplement provides otherwise. General corporate purposes may include, and are not limited to, research and development costs, the acquisition or licensing of other businesses, strategic investments in complementary businesses, products, services, or technologies, including companies that might benefit from the use of Rekor’s technology, working capital and capital expenditures. We cannot specify with certainty all of the particular uses for the net proceeds to us from any securities offered offering or the amounts we will actually spend on the uses set forth above. However, we do not have agreements or commitments to enter into any such acquisitions or investments at this time. The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We will have broad discretion over how to use the net proceeds to us from any securities offered under this prospectus.

The amount of what, and timing of when, we actually spend for these purposes may vary significantly and will depend on a number of factors, including our future revenue and expenses and the other factors described in the section of this prospectus captioned “Risk Factors” and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10-Q and/or Current Reports on Form 8-K. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 2,000,000 shares of preferred stock, $0.0001 par value per share.

As of September 10, 2021, there were 43,840,047 shares of common stock issued and outstanding, held by approximately 54 registered holders of record, excluding stockholders for whom shares are held in “nominee” or “street name” and. The actual number of common stockholders is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our Amended and Restated Certificate of Incorporation, as amended, does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Pursuant to our Amended and Restated Certificate of Incorporation, as amended, our Board of Directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our Board of Directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock and there are no shares of preferred stock currently issued and outstanding.

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Our Board of Directors previously designated 505,000 shares of our authorized Preferred Stock as Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) and 240,861 shares of our authorized Preferred Stock as Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”). In connection with the closing of a public offering on February 9, 2021, all of the Company’s issued and outstanding Series A Preferred Stock and Series B Preferred Stock was converted, pursuant to their respective terms, into an aggregate of 1,416,785 shares of the Company’s common stock. As a result, no shares of Series A Preferred Stock and Series B Preferred Stock remain issued and outstanding.

Outstanding Public Warrants

The Company has warrants outstanding that are exercisable into a total of 694,389 shares of common stock as of September 10, 2021.

Outstanding Options, Restricted Stock Units, and Other Equity Awards

The Company has 1,733,226 shares of our common stock that are subject to outstanding options, restricted stock units and equity incentive warrants as of September 10, 2021

Anti-Takeover Provisions

The provisions of Delaware law, our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•

prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

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Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation, as Amended, and Amended and Restated Bylaws

Certain anti-takeover provisions have been incorporated into our Amended and Restated Certificate of Incorporation, as amended, and Bylaws, including:

•	the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required for the removal of a member of our Board;

•

the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required before any of our Bylaws may, at any annual meeting or at any special meeting called for that purpose, be altered, amended, rescinded or repealed; and

•	the request of one or more stockholders holding shares in the aggregate entitled to cast not less than 35% of the vote at a meeting is required to call a stockholder meeting.

Listing of Common Shares

Our common stock is listed on the Nasdaq Capital Market under the symbol “REKR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Direct Transfer, LLC a subsidiary of Issuer Direct Corporation. The transfer agent’s address is One Glenwood Avenue, Suite 1001, Raleigh, NC 27603 and its telephone number is (919) 744-2722.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third party to be identified therein as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

We may offer under this prospectus up to an aggregate principal amount of $350,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $350,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

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General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) We can issue an unlimited amount of debt securities under the indenture that may be issued in one or more series. Unless otherwise set forth in a resolution of our board of directors, a supplemental indenture or an officer’s certificate detailing the adopt of a series of debt securities, all securities in a series shall be identical. Debt securities may differ between series with respect to any term, provided, that all series of debt securities shall be equally and ratably entitled to the benefits of the indenture. (Section 2.1)

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•

the obligation, if any, of the Company to redeem or repurchase the debt securities of a series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of a series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

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•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Defaults and Notice”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company; and

•	if the debt securities of a series, in whole or any specified part, shall be defeasible. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities. (Section 2.2)

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or DTC, or a nominee of DTC (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

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Certificated Debt Securities

You may transfer or exchange certificated debt securities in accordance with the terms of the indenture. (Section 2.4) You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder. (Section 2.7)

Global Securities

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee of the DTC. Please see “Global Securities.”

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities. (Article 4)

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any person, or a successor person, unless:

•

the indenture shall remain in full force and effect and either we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and expressly assumes by a supplemental indenture executed and delivered to the trustee, all of our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing. (Section 5.1)

Defaults and Notice

Unless otherwise specified in the resolution of our board of directors, supplemental indenture or officer’s certificate establishing a series of debt securities, “Event of Default” means with respect to any series of debt securities, any of the following:

•	failure to pay the principal of, or premium, if any, on any debt security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	failure to make a payment of any interest on any debt security of such series when due and payable, and the default continues for a period of 30 days;

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•

failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of the series or in the Indenture for 60 days after written notice from the trustee or the holders of not less than 25% of the aggregate principal amount of the debt securities of the series then outstanding, with such notice specifying the default, demanding that it be remedied and stating that the notice is a “Notice of Default”;

•	certain events relating to our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of a Significant Subsidiary;

•	certain cross defaults, if and as applicable; and

•	any other Event of Default specified in the resolution of our board of directors, supplemental indenture or officer’s certificate establishing such series of debt securities. (Section 6.1)

No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.2) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiary outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding (except as to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on, all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture and such rescission would not conflict with any judgment or decree. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The trustee is entitled to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. (Section 6.6) The holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such series, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. (Section 6.5) However, the trustee may decline to follow any such direction that conflicts with law or the indenture, or that the trustee determines may be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. (Section 6.5)

No holder of any debt security of any series will have any right to institute any proceeding or pursue any remedy, with respect to the indenture or a series of debt securities, unless:

•	That holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

The holders of note less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has failed to institute the proceeding within 60 days and has not received from the holder of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within such 60 day periods (Section 6.6).

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No holder of debt securities under the indenture may use the indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder of debt securities. (Section 6.6)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.7)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.4) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default (except if such Default or Event of Default has been validly cured or waived before the trustee gives such notice). The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification of the Indenture

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•

to cure any ambiguity, defect or inconsistency or make any other change to the indenture or the debt securities that does not materially and adversely affect the rights of any holder of our debt securities under the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; or

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee. (Section 8.1)

We may also modify or supplement the indenture with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or supplement. The holders of at least a majority in principal amount of the outstanding debt securities of each such series affected by the modifications or supplement may waive compliance by us in a particular instance with any provision of the indenture or the debt securities of such affected series of debt securities without notice to any holder of our debt securities. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

change the amount or time of any payment required by any debt security, or reduce the premium payable upon any redemption of any debt securities, or change the time before which no such redemption may be made;

•

waive a default in the payment of the principal of, or interest or premium, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	waive a redemption payment with respect to any debt security, or change any of the provisions with respect to the redemption of any debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity; or

•

make any change to certain provisions of the indenture relating to the rights of holders to institute suit with respect to the indenture or the debt securities of a series and the modification or supplement of the indenture or the debt securities of any series requiring the consent of holders of our debt securities. (Section 8.2)

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series (Section 6.4); provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.2)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

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Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

This is referred to as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 9.3).

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy. (Section 10.9)

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 10.8)

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

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•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants; which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Rekor.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

GLOBAL SECURITIES

Unless we indicate differently in any applicable prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global certificates (collectively, global securities). The global securities will be deposited with, or on behalf of DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

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DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

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Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•

an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the

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preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any

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responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

DESCRIPTION OF UNITS

Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of our common stock, our preferred stock, debt securities, warrants, rights, purchase contracts, or any combination of such securities under this prospectus. Units may be issued in one or more series, independently or together with shares of our common stock, our preferred stock, debt securities, warrants, rights or purchase contracts, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the securities included in the units will be separately transferable;

•	any provisions of the governing unit agreement that differ from those described in this section; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together:

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•	in “at-the-market” offerings (as defined in Rule 415 under the Securities Act);

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•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through a combination of any of these methods of sale; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution. We may effect the distribution of the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

For example, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The securities issued and sold under this prospectus will have no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. Any shares of our common stock sold pursuant to this prospectus will be eligible for listing and trading on The Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange or other trading market.

We will set forth in a prospectus supplement:

•	the terms of any underwriting or other agreement that we reach relating to sales under this prospectus;

•	the method of distribution of the securities;

•	the names of any agents, underwriters or dealers, including any managing underwriters, used in the offering of securities;

•	the terms of any direct sales, including the terms of any bidding or auction process, or the terms of any other transactions;

•	any delayed delivery obligations to take the securities;

•	the compensation payable to agents, underwriters and dealers, which may be in the form of discounts, concessions or commissions;

•	any activities that may be undertaken by agents, underwriters and dealers to stabilize, maintain or otherwise affect the price of the securities; and

•	any indemnification and contribution obligations owing to agents, underwriters and dealers.

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If we sell directly to institutional investors or others, they may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. Unless otherwise indicated in a prospectus supplement, if we sell through an agent, such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act. If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus supplement describing the method and terms of the offering.

LEGAL MATTERS

The validity of the securities offered under this prospectus will be passed upon by Crowell & Moring LLP, Washington, District of Columbia. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Rekor Systems, Inc. as of and for the years ended December 31, 2020 and 2019 appearing in this prospectus and registration statement of which this prospectus is a part have been audited by Friedman LLP, an independent registered public accounting firm, as stated in its report thereon, included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page 24 of this prospectus. In addition, you may request copies of these filings at no cost by writing, telephoning, or emailing us at the following address, telephone number, or email address, respectively:

Rekor Systems, Inc.

7172 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

Telephone: (410) 762-0800

ir@rekor.ai

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus supplement.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 12, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 (filed with the SEC on May 10, 2021 and August 16, 2021, respectively);

•	Our Current Report on Form 8-K, filed with the SEC on February 9, 2021, March 1, 2021, July 1, 2021, August 9, 2021, August 19, 2021 and August 23, 2021; and; and

•

The description of our common stock set forth in the Registration Statement on  Form 8-A filed with the SEC on January 8, 2018 (File No. 001-38338), and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of common stock made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing, by telephone, or by email at the following addresses:

Rekor Systems, Inc.

7172 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

Telephone: (410) 762-0800

ir@rekor.ai

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Up to $15,000,000

Rekor Systems, Inc.

   13.25% Series A Prime Revenue Sharing Notes due December 15, 2026

(Interest payable monthly)

PROSPECTUS SUPPLEMENT

The date of this prospectus supplement is December 12, 2023